FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) March 20, 2014

HOME TREASURE FINDERS, INC.
 (Exact name of Registrant as specified in its charter)

COLORADO	333-176154	26-3119496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 3412 West 62nd Avenue
Denver, Colorado 80221
(Address of principal executive offices and Zip Code)

(720) 273-2398
 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "Company" refer to Home Treasure Finders, Inc. (the “Company”), a Colorado corporation.

Item 1.01 Entry Into A Material Definitive Agreement

On March 20, 2014 we entered a contract with OS Rosemary, LLC (“Seller”) to purchase 4.38 acres of industrial land located at 8350 Rosemary Street, Ironton, Colorado for $420,000. Terms of the contract provide for a cash payment of  25% of the purchase price at closing by April 20, 2014,  with the balance due carried by the Seller on a 6% secured note to be amortized  over 15 years with a five year  balloon  payoff  provision. The contract provides for assignment and we have taken an assignment from JDONE LLC the original purchaser in the purchase contract. We intends to:

1.  Complete due diligence and  close the purchase with cash  raised through the  private placement of restricted shares of our common stock.

2.  Construct and lease  up to 125,000 square feet of grow space at this site to suit the needs of one or more state  licensed cannabis growers.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description

10.2	Contract to Buy and Sell Real Estate (Land)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME TREASURE FINDERS, INC.
(Registrant)

DATE: March 24, 2014	BY:	/s/ Corey Wiegand
Corey Wiegand
President